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                                                                   Exhibit 10.27











                                  CAYENTA, INC.

                            INVESTOR RIGHTS AGREEMENT


                                 MARCH 30, 2000










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                                  CAYENTA, INC.

                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 30th day of March 2000, by and among CAYENTA, INC., a Delaware corporation (the "Company"), THE TITAN CORPORATION, a Delaware corporation ("Titan"), and PENTON MEDIA, INC., an Ohio corporation ("Stockholder").


                                    RECITALS

         WHEREAS, the Company proposes to issue up to two hundred and fifty thousand (250,000) shares of its Class A Common Stock to the Stockholder pursuant to a Class A Common Stock Purchase Agreement by and among the Company and the Stockholder (the "Stock Purchase Agreement"); and

         WHEREAS, as a condition of entering into the Stock Purchase Agreement, the Stockholder has requested that the Company and Titan extend to them certain registration rights, co-sale rights and rights of first refusal on certain issuances of equity securities of the Company, and certain other rights as set forth below; and

         WHEREAS, as a condition of entering into the Stock Purchase Agreement, the Company and Titan have requested rights of first refusal on certain transfers of the Cayenta Shares by the Stockholder and certain other rights as set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:


SECTION 1. GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

             "AFFILIATE" of any person or entity means an person or entity directly or indirectly controlling, controlled by, or under common control with any such person or entity.

             "CAYENTA SHARES" shall mean the Company's Class A Common Stock issued pursuant to the Stock Purchase Agreement and held by the Stockholder and its permitted assigns.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

             "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.


                                       1.

             "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

             "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Class A Common Stock registered under the Securities Act.

             "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

             "REGISTRABLE SECURITIES" means (a) the Cayenta Shares; and (b) any Class A Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Cayenta Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

             "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be a number of shares determined by calculating the total number of Cayenta Shares that are then Registrable Securities and are then issued and outstanding.

             "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

             "SEC" or "COMMISSION" means the Securities and Exchange Commission.

             "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

             "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

             "TITAN SHARES" shall mean any shares of Class B Common Stock of the Company held by Titan.

SECTION 2.   REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1 RESTRICTIONS ON TRANSFER.

             (a) Each Holder agrees not to make any disposition of all or any portion of the Cayenta Shares or Registrable Securities unless and until:

                  (i) It has complied with the requirements of Section 5 hereof;


                                       2.
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                  (ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                  (iii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Cayenta Shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144; or

                  (iv) Notwithstanding the provisions of paragraphs (i), (ii) and (iii) above, Section 5 hereof shall not apply and no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to the Holder's immediate family member or trust, limited liability company, partnership or other entity established for the benefit of an individual Holder or the Holder's immediate family members, any Affiliate of a Holder or to a Holder's employees provided that each such transferee is an accredited investor as defined in Regulation D under the Securities Act; PROVIDED that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

             (b) Each certificate representing Cayenta Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

             (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel, if required, (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

             (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.


                                       3.
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             (e) Notwithstanding anything to the contrary set forth herein, each
Holder agrees not to make any transfer or disposition of Cayenta Shares or Registrable Securities to any third party, government or administrative agency that in the reasonable judgment of Titan's board of directors could cause Titan to be debarred or otherwise precluded from engaging in its government contracts business. Any such attempted transfer or disposition shall be void and the Company agrees that it will not effect such a transfer nor will it treat such a transferee as the holder of such Cayenta Shares or Registrable Securities.

         2.2 FORM S-3 REGISTRATION.

             (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act on Form S-3, then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this
Section 2.2, use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holders of the Company's registrable securities entitled to inclusion in such registration joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company.

             (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated first, to the Holders and any other holders of the Company's registrable securities entitled to inclusion in such registration on a PRO RATA basis based on the number of registrable securities held by all such holders (including the Initiating Holders); and second, to any shareholder of the Company (other than to such holders) on a PRO RATA basis. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. If the Holders are unable to register and sell at least seventy-five percent (75%) of the Registrable Securities requested by them to be registered because of such underwriter's cutback, such registration statement shall be withdrawn and the expenses of such withdrawn


                                       4.
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registration statement shall be borne by the Company in accordance with Section
2.4 hereof, and such registration shall not constitute a registration requested under this Section 2.2.

             (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                  (i) prior to the first anniversary of the registration statement pertaining to the Initial Offering;

                  (ii) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders; provided however, that the Company shall use all commercially reasonable efforts to become and remain eligible to use Form S-3 (or any successor or similar form);

                  (iii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than four million dollars ($4,000,000); provided, however, that the foregoing shall not apply if the Stockholder proposes to sell all of its Registrable Securities pursuant to such registration at the market price as quoted on any national securities exchange or pursuant to any inter-dealer quotation system; provided further, that in the event the aggregate price to the public is less than four million dollars ($4,000,000) due to the underwriter's cutback provided for in Section 2.2(b) and the Company elects not to effect such registration, then such registration shall not be counted as a registration requested under this Section 2.2;

                  (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

                  (v) after the Company has effected one (1) registration pursuant to this Section 2.2, and such registration has been declared or ordered effective; provided, however, that if such registration is underwritten and Registrable Securities are not sold pursuant to such registration, such registration shall not be counted as a registration requested under this Section 2.2

                  (vi) if within fifteen (15) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days; or

                  (vii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; PROVIDED that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.


                                       5.
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         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of
Registrable Securities in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding the registration statement related to the Initial Offering and registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen
(15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding anything set forth above, the registration rights set forth in this Section 2.3 do not apply to the Company's Initial Offering.

             (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the number of Registrable Securities that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders and any other holders of the Company's registrable securities entitled to inclusion in such registration on a PRO RATA basis based on the total number of Registrable Securities held by all such holders; and third, to any shareholder of the Company (other than a Holder) on a PRO RATA basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any PRO RATA reduction with respect to such "Holder" shall be based upon the aggregate amount of Cayenta Shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.


                                       6.

             (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

         2.4 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered PRO RATA on the basis of the number of Registrable Securities so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request, (b) the Holders of a majority of Registrable Securities agree to forfeit their right to the one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders), or (c) the registration is withdrawn in accordance with the last sentence of Section 2.2(b). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of securities for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights under Section 2.2.

         2.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities pursuant to Section 2.2, the Company shall, as expeditiously as reasonably possible:

             (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

             (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

             (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.


                                       7.

             (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

             (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

             (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

             (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

         2.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five
(5) years after the date of the consummation of the Initial Offering. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be immediately sold under Rule 144 during any ninety (90) day period.

         2.7 DELAY OF REGISTRATION; FURNISHING INFORMATION.

             (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

             (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

             (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 if, due to the operation of subsection 2.2(b), the number of


                                       8.

Registrable Securities or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of Registrable Securities or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2, and in such event, such registration shall not be counted as a registration requested under Section 2.2.

         2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2 or 2.3:

             (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, employees and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the indemnifying party of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, employee, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

             (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, employees, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon


                                       9.

any Violation by a Holder, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

             (c) Promptly after receipt by an indemnified party under this
Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

             (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.


                                      10.

             (e) The obligations of the Company and Holders under this Section
2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which is a Holder's family member or trust, limited liability company, partnership or other entity established for the benefit of an individual Holder, any Affiliate of a Holder or to a Holder's employees provided that each such transferee is an accredited investor as defined in Regulation D under the Securities Act; PROVIDED, HOWEVER, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         2.10 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.11 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of the Initial Offering of the Company filed under the Securities Act; provided, however, that each Holder shall agree to any market stand-off agreement (not in excess of 90 days) proposed by any underwriter in connection with a registration statement whereby Registrable Securities are offered for sale pursuant to Section 2.3 hereof. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with


                                      11.

respect to the Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period with respect to the Initial Offering, or said ninety (90) day period with respect to any other underwritten offering in connection with a registration statement whereby Registrable Securities are offered for sale pursuant to Section 2.3 hereof.

         2.12 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

             (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

             (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

             (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.        STOCKHOLDER CO-SALE RIGHTS

         3.1

             (a) If Titan proposes to sell or transfer any Titan Shares, then Titan shall promptly give written notice (the "Notice") to the Company and to the Stockholder at least 20 days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Titan Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of
Section 3.2 hereof, the Notice shall state under which paragraph and subparagraph the sale or transfer is being made.

             (b) Stockholder shall have the right, exercisable upon written notice to Titan within 15 days after receipt of the Notice, to participate in such sale on the same terms and conditions specified in the Notice (each such Stockholder a "Participant"). To the extent that the Stockholder exercises such right of participation in accordance with the terms and conditions set forth below, the number of Titan Shares that Titan may sell in the transaction shall be correspondingly reduced.

             (c) Stockholder may sell all or any part of that number of Cayenta Shares equal to the product obtained by multiplying (i) the aggregate number of Titan Shares covered by


                                      12.

the Notice by (ii) a fraction, the numerator of which is the number of Cayenta Shares owned by the Stockholder at the time of the sale or transfer and the denominator of which is the total number of Titan shares and Cayenta Shares owned by Titan and the Stockholder, respectively, at the time of the sale or transfer.

             (d) Each Participant shall effect its participation in the sale by promptly delivering to Titan for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Cayenta Shares which such Participant elects to sell.

             (e) The stock certificate or certificates that the Participant delivers to Titan pursuant to paragraph 3.1(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and Titan shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser, or purchasers, prohibits such assignment or otherwise refuses to purchase Cayenta Shares or other securities from a Participant exercising its rights of co-sale hereunder, Titan shall not sell to such prospective purchaser or purchasers any Titan Shares unless and until, simultaneously with such sale, Titan shall purchase such Cayenta Shares or other securities from such Participant.

             (f) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Titan Shares made by Titan shall not adversely affect their rights to participate in subsequent sales of Titan Shares subject to paragraph 3.1(a).

             (g) If the Stockholder elects not to participate in the sale of Titan Shares subject to the Notice, Titan may, not later than sixty (60) days following delivery to the Company and the Stockholder of the Notice, enter into an agreement providing for the closing of the transfer of the Titan Shares covered by the Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Titan Shares by Titan, shall again be subject to the co-sale rights of the Stockholder and shall require compliance by Titan with the procedures described in this Section 3.1.

         3.2 EXEMPT TRANSFERS

             (a) Notwithstanding the foregoing, the provisions of Sections 3.1(b) through 3.1(g) shall not apply to (i) any pledge of Titan Shares made pursuant to a bona fide loan transaction that creates a mere security interest, including any security interest in existence on the date of this Agreement; or
(ii) any transfer of Titan Shares to an Affiliate of Titan; provided that (A) Titan shall inform the Stockholder of such pledge or transfer prior to effecting it and (B) the pledgee or transferee shall furnish the Stockholder with a written agreement to be bound by and comply with all provisions of Section 3. Such transferred Titan Shares shall remain "Titan Shares" hereunder, and such pledgee or transferee shall be treated as "Titan" for purposes of this Agreement.


                                      13.

             (b) Notwithstanding the foregoing, the provisions of Section 3 shall not apply to the sale of any Titan Shares (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"); (ii) to the Company, or (iii) if prior to such sale, Titan held less than 5% of the Company's outstanding capital stock.

         3.3 PROHIBITED TRANSFERS

             (a) In the event Titan should sell any Titan Shares in contravention of the co-sale rights of the Stockholder under this Agreement (a "Prohibited Transfer"), Stockholder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and Titan shall be bound by the applicable provisions of such option.

             (b) In the event of a Prohibited Transfer, Stockholder shall have the right to sell to Titan and require Titan to purchase the type and number of Cayenta Shares equal to the number of Cayenta Shares the Stockholder would have been entitled to transfer to the purchaser had the Prohibited Transfer under
Section 3(c) hereof been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                  (i) The price per share at which the Cayenta Shares are to be sold to Titan shall be equal to the price per share paid by the purchaser to Titan in the Prohibited Transfer. Titan shall also reimburse the Stockholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Stockholder's rights under Section 3.

                  (ii) Within 90 days after the later of the dates on which the Stockholder (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, the Stockholder shall, if exercising the option created hereby, deliver to Titan the certificate or certificates representing Cayenta Shares to be sold, each certificate to be properly endorsed for transfer.

                  (iii) Titan shall, upon receipt of the certificate or certificates for the Cayenta Shares to be sold by the Stockholder, pursuant to this Section 3.3, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 3.3(b)(i), in cash or by other means acceptable to the Stockholder.

                  (iv) Notwithstanding the foregoing, any attempt by Titan to transfer Titan Shares in violation of Section 3 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Titan Shares without the written consent of the Stockholder.

         3.4 LEGEND

             (a) Each certificate representing Titan Shares now or hereafter owned by Titan or issued to any person in connection with a transfer pursuant to this Section 3 hereof shall be endorsed with the following legend:


                                      14.

                  "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

             (b) Titan agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Titan Shares represented by certificates bearing the legend referred to in Section 3.4(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed when the rights under this Section 3 expire pursuant to the terms of this Agreement.

SECTION 4. STOCKHOLDER RIGHTS OF FIRST REFUSAL

         4.1 SUBSEQUENT OFFERINGS. Stockholder shall have a right of first refusal to purchase its PRO RATA share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
4.6 hereof. Stockholder's PRO RATA share is equal to the ratio of (a) the number of Cayenta Shares which Stockholder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

         4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give Stockholder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Stockholder shall have fifteen
(15) days from the giving of such notice to agree to purchase its PRO RATA share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Stockholder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Stockholder fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Stockholder's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Stockholder pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice


                                      15.

provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Stockholder in the manner provided above.

         4.4 SALE WITHOUT NOTICE. In lieu of giving notice to the Stockholder prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Stockholder within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Stockholder shall have twenty (20) days from the date of receipt of such notice to elect to purchase its PRO RATA share of Equity Securities (as defined in Section 4.1, and calculated before giving effect to the sale of the Equity Securities to the purchasers thereof). The closing of such sale shall occur within sixty (60) days of the date of notice to the Stockholder.

         4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL; AMENDMENT. The rights of first refusal of Stockholder under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of the Stockholder.

         4.6 EXCLUDED SECURITIES. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity
Securities:

             (a) shares of Class A Common Stock (and/or options, warrants or other Class A Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

             (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; PROVIDED that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

             (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

             (d) shares of Class A Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

             (e) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution;

             (f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

             (g) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, such as (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer,


                                      16.

licensing or development arrangements; PROVIDED that such strategic transactions and the issuance of shares therein, shall have been determined by the Company's Board of Directors to be a strategic transaction for purposes of this subsection.

SECTION 5. RIGHTS OF FIRST AND SECOND REFUSAL ON SALE OF CAYENTA SHARES

         5.1 SALE OF CAYENTA SHARES. The Company shall have a right of first refusal to purchase any Cayenta Shares that Stockholder (or a permitted assignee) proposes to sell or transfer to any third party after the date of this Agreement. Titan shall have a right of second refusal to purchase any Cayenta Shares that Stockholder (or a permitted assignee) proposes to sell to any third party after the date of this Agreement.

         5.2 EXERCISE OF RIGHT OF FIRST REFUSAL. If Stockholder proposes to sell or transfer any Cayenta Shares, Stockholder shall give the Company written notice of its intention, describing the price and the terms and conditions upon which Stockholder proposes to sell or transfer the same. The Company shall have fifteen (15) days from the giving of such notice to agree to purchase any or all of such Cayenta Shares for the price and upon the terms and conditions specified in the notice by giving written notice to Stockholder and stating therein the quantity of such Cayenta Shares to be purchased.

         5.3 EXERCISE OF RIGHT OF SECOND REFUSAL. If the Company does not exercise its right of first refusal to purchase all such Cayenta Shares, the Stockholder shall give Titan written notice of its intention to sell all remaining Cayenta Shares it desires to sell for the price and on the terms and conditions upon which such Stockholder set forth in the notice to the Company delivered pursuant to Section 5.2. Titan shall have fifteen (15) days from the giving of such notice to agree to purchase such remaining Cayenta Shares for the price and upon the terms and conditions specified in the notice by giving written notice to such Stockholder and stating therein the quantity of such Cayenta Shares to be purchased.

         5.4 SALE OF CAYENTA SHARES TO OTHER PERSONS. If the Company fails to exercise its right of first refusal in full and if Titan fails to exercise its right of second refusal in full, the Stockholder shall have ninety (90) days from the notice delivered to Titan pursuant to Section 5.3 to sell or transfer such Cayenta Shares in respect of which the Company's or Titan's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Stockholder's notices delivered pursuant to Section 5.2 hereof and Section 5.3 hereof. If the Stockholder has not sold such Cayenta Shares within ninety (90) days of the notice provided pursuant to Section 5.3, the Stockholder shall not thereafter sell or transfer any Cayenta Shares, without first offering such securities to the Company and Titan in the manner provided above.

         5.5 TRANSFER OF RIGHTS OF FIRST REFUSAL; AMENDMENT. The right of first refusal of the Company and the right of second refusal of Titan under this
Section 5 may be transferred to affiliates of the Company by the Company and affiliates of Titan by Titan. The rights of first refusal established by this
Section 5 may be amended, or any provision waived with the written consent of the Company and Titan.


                                      17.

         5.6 EXEMPT TRANSFER. Notwithstanding anything to the contrary herein, Stockholder may transfer any part or all of its Cayenta Shares to a member of such Stockholder's immediate family or a trust, limited liability company, partnership or other entity established for the benefit of such Stockholder or any Affiliate of Stockholder or an immediate family member of such Stockholder or to an employee of Stockholder provided that each such transferee is an accredited investor as defined in Regulation D under the Securities Act; PROVIDED, HOWEVER, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         5.7 LEGEND

             (a) Each certificate representing Cayenta Shares now or hereafter owned by any Stockholder or issued to any person in connection with a transfer pursuant to this Section 5 hereof shall be endorsed with the following legend:

                  "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

             (b) Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Cayenta Shares represented by certificates bearing the legend referred to in Section 5.7(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed when the rights under this Section 5 expire pursuant to the terms of this Agreement.

SECTION 6. TERMINATION OF RIGHTS

         The rights set forth in Sections 3, 4 and 5 of this Agreement shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) (A) a sale, lease or other disposition of all or substantially all of the assets of the Company, (B) a merger or consolidation in which the Company is not the surviving corporation or (C) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise. The registration rights set forth in
Section 2 of this Agreement shall terminate in accordance with Section 2.6 hereof, and the Company agrees to promptly remove any legends related to the rights set forth in Sections 3, 4 and 5 hereof from all applicable stock certificates.

SECTION 7. MISCELLANEOUS


                                      18.

         7.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         7.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities or Titan Shares from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Registrable Securities in its records as the absolute owner and holder of such Registrable Securities for all purposes, including the payment of dividends or any redemption price.

         7.4 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, the Stock Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.6 AMENDMENT AND WAIVER.

             (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company, Titan and the Stockholder.

             (b) Except as otherwise expressly provided, the obligations of the Company and Titan and the rights of the Holders under this Agreement may be waived only with the written consent of the Stockholder.

         7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach, default or noncompliance of the any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only


                                      19.

to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party hereto, shall be cumulative and not alternative.

         7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

         7.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         7.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.11 COUNTERPARTS. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                                      20.

                           INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

CAYENTA, INC.



By:/s/ Edward M. Lake
   ---------------------------------------
   Edward M. Lake, Chief Financial Officer


THE TITAN CORPORATION



By:/s/ Nicholas J. Costanza
   --------------------------------------
       Nicholas J. Costanza

STOCKHOLDER:

PENTON MEDIA, INC.



By:/s/ Joseph G. NeCastro
   --------------------------------------
   Joseph G. NeCastro
   --------------------------------------

Its: Chief Financial Officer
   --------------------------------------



                           INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                TABLE OF CONTENTS


                                                                                                                PAGE
SECTION 1.  GENERAL...............................................................................................1

         1.1      Definitions.....................................................................................1

SECTION 2.  REGISTRATION; RESTRICTIONS ON TRANSFER................................................................2

         2.1      Restrictions on Transfer........................................................................2

         2.2      Form S-3 Registration...........................................................................4

         2.3      Piggyback Registrations.........................................................................6

         2.4      Expenses of Registration........................................................................7

         2.5      Obligations of the Company......................................................................7

         2.6      Termination of Registration Rights..............................................................8

         2.7      Delay of Registration; Furnishing Information...................................................8

         2.8      Indemnification.................................................................................9

         2.9      Assignment of Registration Rights..............................................................11

         2.10     Amendment of Registration Rights...............................................................11

         2.11     "Market Stand-Off" Agreement; Agreement to Furnish Information.................................11

         2.12     Rule 144 Reporting.............................................................................12

SECTION 3.  STOCKHOLDER CO-SALE RIGHTS...........................................................................12

         3.2      Exempt Transfers...............................................................................13

         3.3      Prohibited Transfers...........................................................................14

         3.4      Legend.........................................................................................14

SECTION 4.  STOCKHOLDER RIGHTS OF FIRST REFUSAL..................................................................15

         4.1      Subsequent Offerings...........................................................................15

         4.2      Exercise of Rights.............................................................................15

         4.3      Issuance of Equity Securities to Other Persons.................................................15

         4.4      Sale Without Notice............................................................................16

         4.5      Transfer of Rights of First Refusal; Amendment.................................................16

         4.6      Excluded Securities............................................................................16

SECTION 5.  RIGHTS OF FIRST AND SECOND REFUSAL ON SALE OF CAYENTA SHARES.........................................17

         5.1      Sale of Cayenta Shares.........................................................................17

         5.2      Exercise of Right of First Refusal.............................................................17

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                               TABLE OF CONTENTS
                                  (CONTINUED)


         5.3      Exercise of Right of Second Refusal............................................................17

         5.4      Sale of Cayenta Shares to Other Persons........................................................17

         5.5      Transfer of Rights of First Refusal; Amendment.................................................17

         5.6      Exempt Transfer................................................................................17

         5.7      Legend.........................................................................................18

SECTION 6.  TERMINATION OF RIGHTS................................................................................18

SECTION 7.  MISCELLANEOUS........................................................................................18

         7.1      Governing Law..................................................................................18

         7.2      Survival.......................................................................................18

         7.3      Successors and Assigns.........................................................................19

         7.4      Entire Agreement...............................................................................19

         7.5      Severability...................................................................................19

         7.6      Amendment and Waiver...........................................................................19

         7.7      Delays or Omissions............................................................................19

         7.8      Notices........................................................................................19

         7.9      Attorneys' Fees................................................................................20

         7.10     Titles and Subtitles...........................................................................20

         7.11     Counterparts...................................................................................20

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                            INVESTOR RIGHTS AGREEMENT

















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